UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 22, 2018, Melinta Therapeutics, Inc. (the “Company”) announced that its Board of Directors has appointed John H. Johnson as interim chief executive officer (CEO), effective October 18, 2018. Mr. Johnson, a director of Melinta, succeeds Dan Wechsler, who is stepping down from his role as president, CEO and director to pursue other opportunities. The Board and Mr. Wechsler mutually agreed that now is the right time to transition leadership of the Company. The Board thanks Dan for his contributions to the Company and wishes him well in his future endeavors. A copy of the Company’s announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 5.02.

John H. Johnson

Mr. Johnson, age 60, has more than 30 years of biopharmaceutical industry, executive leadership and commercial experience at leading global organizations, including Johnson & Johnson, Eli Lilly & Company, ImClone and Pfizer, Inc. In addition to the Company, Mr. Johnson currently serves on the boards of Aveo Oncology, Histogenics Corporation, Portola Pharmaceuticals, Inc., and is chairman of Strongbridge Biopharma plc. Mr. Johnson previously served as a director at Cempra and Sucampo and served as the chairman of the board of Tranzyme, Inc. from December 2010 to July 2013. He also previously served as president and chief executive officer of Dendreon Corporation from February 2012, became chairman in July 2013, and served as chairman until June 2014 and president and chief executive officer until August 2014, and also served as the chief executive officer and as a director of Savient Pharmaceuticals, Inc. from 2011 to January 2012. Prior to this role, Mr. Johnson served as president of Eli Lilly & Company’s Global Oncology Unit following the company’s 2008 acquisition of ImClone Systems Incorporated, where he served as chief executive officer and on ImClone’s board. Prior to ImClone, Mr. Johnson served as the company group chairman of biopharmaceuticals within Johnson & Johnson, where he was responsible for biotechnology, immunology and oncology commercial business units. Prior to that role, he held several executive positions at Johnson & Johnson, Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer Inc. While at Ortho-McNeil, Mr. Johnson was responsible for the company’s anti-infectives portfolio. During his career, Mr. Johnson also served as a member of the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA), the Health Section Governing Board of Biotechnology Industry Organizations (BIO), and BioNJ.

There are no family relationships between Mr. Johnson and any of the Company’s directors or executive officers. There are no transactions between Mr. Johnson or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Johnson’s employment, the Company entered into an employment agreement pursuant to which Mr. Johnson is entitled to a monthly salary of $78,650. The employment agreement has a six-month term, which automatically renews for successive one-month terms unless either party notifies the other, at least 30 days prior to the end of the initial term or 15 days prior to any subsequent one-month term, of its or his decision not to renew the employment agreement.

Pursuant to the terms of the employment agreement, Mr. Johnson is entitled to an initial grant of an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company common stock as reported by the Nasdaq Global Market on the date of grant and a restricted stock unit award for 50,000 shares of Company common stock. The stock option grant will vest and become exercisable in equal monthly installments over a period of twelve (12) months from October 18, 2018 and the restricted stock unit grant will cliff vest and be settled on the twelve (12) month anniversary of October 18, 2018, subject to Mr. Johnson’s continued service with the Company through the applicable vesting date. Any then-remaining unvested portion of the equity grants will become fully vested upon the occurrence of a change in control. The restricted stock unit grant will participate in any dividends paid to stockholders of the Company during such vesting period, provided that the dividends on shares underlying unvested restricted stock units will be subject to the same vesting requirements as the underlying shares on which such dividends are paid, with the payment deferred and paid within ten days after such restricted stock units become vested.

Under the terms of Mr. Johnson’s employment agreement, if the Company terminates Mr. Johnson’s employment without cause in accordance with the terms of his employment agreement or if his employment is terminated on account of his death or disability, subject to Mr. Johnson’s (or his estate’s or legal representative’s) execution of a release of claims, he is entitled to receive from the Company (i) a lump sum payment equal to the salary which would have been paid from the termination date through the expiration of the then current term had Mr. Johnson not been terminated, and (ii) reimbursement for a portion of his COBRA expenses for up to 18 months. In addition, if Mr. Johnson’s employment is terminated by us without cause at a time when he is no longer serving as a member of the Company’s Board of Directors or on account of his death or disability, subject to his (or his estate’ or legal representative’s) execution of a release of claims, he is entitled to full vesting, exercisability and non-forfeitability, as applicable, as of the termination date, of the stock options and restricted stock units granted in connection with his service as Interim Chief Executive Officer.

Mr. Johnson has also entered into an Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which he is subject to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, an invention assignment provision, a covenant not to compete while employed with the Company and for 24 months following any termination of employment, and a covenant not to solicit the Company’s employees or customers while employed with the Company and for 18 months thereafter.

The foregoing descriptions of Mr. Johnson’s employment agreement and Employee Noncompetition, Nondisclosure and Developments Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the applicable agreements, which are attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

Daniel Wechsler

Subject to his execution of a release, Mr. Wechsler will receive the severance benefits under his employment agreement, as amended, applicable to terminations without cause. In addition to the severance benefits provided under his employment agreement, twenty-five percent of the restricted stock units granted to Mr. Wechsler on November 3, 2017 (or 45,915 restricted stock units) will remain outstanding and will vest on December 31, 2018, subject to his execution of a release and continued compliance with the provisions of his Employee Noncompetition, Nondisclosure and Developments Agreement through such date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated October 22, 2018, between Melinta Therapeutics, Inc. and John H. Johnson

10.2	Side Letter Agreement with Daniel Mark Wechsler, dated October 23, 2018

99.1	Press Release issued October 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melinta Therapeutics, Inc.

By:	/s/ Peter Milligan
Peter Milligan
Chief Financial Officer

Dated: October 24, 2018